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                                                                      EXHIBIT 21



                      SUBSIDIARIES OF WOLVERINE TUBE, INC.

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                     Name                                      Jurisdiction of Incorporation
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
Wolverine Tube (Canada) Inc.                                             Canada

STPC Holding, Inc.                                                       Delaware

Small Tube Manufacturing Corporation                                     Delaware

Wolverine Tube International Limited                                     Virgin Islands of the United States

TFI Holdings, Inc.                                                       Delaware

TF Investors, Inc.                                                       Delaware

Tube Forming, LP                                                         Delaware

Wolverine Finance Company                                                Tennessee

Wolverine Europe (EURL)                                                  France

Wolverine Asia, Ltd.                                                     Hong Kong

Wolverine China Investments LLC                                          Delaware

Wolverine Tube (Shanghai) Co. Ltd.                                       China
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